Exhibit 10.28
AMENDMENT NO. 6 TO THE
AMENDED AND RESTATED TOYS “R” US, INC.
2005 MANAGEMENT EQUITY PLAN

This Amendment No. 6 (this “Amendment”) to the Amended and Restated Toys “R” Us, Inc. 2005 Management Equity Plan, as last amended on May 21, 2012 (the “Plan”) shall become effective as of March 12, 2013. Capitalized terms used but not otherwise defined in this Amendment have the meaning given to such terms in the Plan.

1.	The following sentence is added to the end of Section 1.1 of the Plan:

“Effective as of March 12, 2013, the Board adopted Amendment 6 to the Plan to (a) permit the cashless exercise of options under certain conditions, and (b) allow any Participant, who is a former employee of the Company as of March 1, 2013 or who continues to be employed by the Company or its affiliates, (i) the right to put to the Company at any time in 2013 up to 50% of the Original Investment Shares (as defined in Section 10.4) that such Participant held as of March 1, 2013 (regardless of whether he or she put any Original Investment Shares to the Company previously) and (ii) the right to put to the Company at any time in 2014 any or all of the Participant’s then remaining Original Investment Shares, in each case during permitted transaction windows and until the occurrence of an Initial Public Offering.”

2.	The last three sentences of Section 6.3 of the Plan are hereby deleted and replaced with the following:

“Notwithstanding the foregoing, Rollover Options and any other vested Options may be exercised pursuant to a cashless exercise at any time prior to an Initial Public Offering, provided that the exercise date is within 30 days after a determination of Fair Market Value (or confirmation of prior-determined Fair Market Value) by the Board, but in no event later than the end of the stated term of the Rollover Option or the end of the stated term or earlier expiration of the other Option. Any cashless exercise shall be effectuated by the Company delivering shares of Common Stock to the Participant with a Fair Market Value equal to (a) the Fair Market Value of all shares issuable upon exercise of such Options or Rollover Options, minus (b) the aggregate exercise price of all shares issuable upon exercise of such Options or Rollover Options (together with the statutory minimum amount of any federal, state or local taxes required to be withheld in respect of such cashless exercise).

In connection with a cashless exercise of a Rollover Option (but not another Option), the Participant may instruct the Company, and the Company shall follow such instruction, to withhold shares for taxes in excess of the statutory minimum.”

3.	Section 10.4 of the Plan (as added to the Plan by Amendment 5) is hereby deleted in its entirety and replaced with the following:

“10.4    Put Rights on Original Investment Shares. Each Participant, who is a former employee of the Company as of March 1, 2013 or who continues to be employed by the Company or its affiliates, shall have the right (solely at his or her election) (i) to require the Company to repurchase in one or more transactions during 2013 up to 50% of the Original Investment Shares (as defined below) that such Participant held as of March 1, 2013 and (ii) to require the Company to repurchase in one or more transactions during 2014 any or all of the Participant’s then remaining Original Investment Shares, in each case during permitted transaction windows, until the occurrence of an Initial Public Offering (the “Put Period”). For purposes of this Section 10.4, a Participant’s Original Investment Shares means the sum of (i) his or her Award Stock purchased as an original investment, and (ii) any shares of Award Stock acquired upon the exercise of Rollover Options. Any put right for Original Investment Shares under this Section 10.4 may be exercised by giving written notice to the Company. The purchase price per share payable by the Company in connection with any such put rights shall be the Fair Market Value determined as of a date determined by the Board that is the anticipated closing date of the repurchase (in accordance with Section 9.8 above). The closing of the transactions contemplated by this Section 10.4 will take place no later than 180 days after delivery of notice of exercise of the put right by the Participant (or, of later, delivery of a Repurchase Notice or Supplemental Repurchase Notice) and otherwise in accordance with the provisions of Sections 9.8 and 9.9, to the extent applicable. Notwithstanding the foregoing put rights, the Company and/or the Sponsors, as applicable, shall still have the repurchase rights set forth in Article IX with respect to Original Investment Shares otherwise subject to this Section 10.4.”

4.	Continuing Force and Effect. The Plan, as modified by the terms of this Amendment, shall continue in full force and effect from and after the date of the adoption of this Amendment set forth above.